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                                                        EXHIBIT D

                   TRADEMARK LICENSE AGREEMENT

           This is a TRADEMARK LICENSE AGREEMENT (this
"Agreement"), dated as of [Closing Date], 1995, by and between Abdow Corporation, a Massachusetts corporation("Licensor") with offices at 595 Cottage Street, Springfield, Massachusetts 01101-0329, and ELXSI, a California corporation ("Licensee"), with offices at 1330 Soldier's Field Road,Boston, Massachusetts 02135.

                           BACKGROUND

           Under the terms of a Purchase and Sale Agreement, dated as of May 31, 1995(the "Purchase Agreement"), among Licensor, Licensee, George T. Abdow and Ronald J.Abdow, Licensor has agreed to license to Licensee, on the terms and conditions and to the extent set forth herein, all rights of Licensor in, to and under the "Abdow's" and "Abdow's Family Restaurants" trade names and marks (including, without limitation, the logo type shown in U.S. service mark Reg. No. 1,348,718) (collectively, the "Underlying Marks"). The Underlying Marks have been used by the Licensor in connection with its restaurant business,all or a portion of which is being acquired by Licensee under the Purchase Agreement.

           The transactions contemplated by the Purchase Agreement are being consummated today, and the parties hereto now wish to implement their agreements with respect to the Underlying Marks and related matters, under this Agreement. Such agreements are with respect to all "Marks", which, for purposes of this Agreement, means and includes: (1) each of the Underlying Marks,
(2) all forms and variations of any of the Underlying Marks, (3) all slogans, logotypes, designs, menu item terms and names, colors,trade dress (including building trade dress) and other indicators of origin associated with any of the Underlying Marks, and (4) all goodwill associated with any of the Underlying Marks.

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the undersigned, and intending to be legally bound hereby, the parties agree as follows:

                           AGREEMENTS

1.    Grant of License.

      (a) Licensor hereby grants to Licensee, for the duration of the term of this Agreement, a limited, exclusive (as against Licensor [(except as set forth in Section 7 hereof)]<FN1> and all
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<FN1>  To be included only if one or more Restaurant Locations are excluded from the Overall Transaction.
third parties), royalty-free, fully-paid, North America-wide license to use the Marks in connection with the Relevant Business (as hereinafter defined) of Licensee and on and in connection with the goods and services of the Relevant Business of Licensee (the "Licensed Goods/Services").

      (b) For purposes of this Agreement the term "Relevant Business" means and includes any restaurant or other food-related business and/or operations, wherever located in North America, present or future, including (without limitation) all Restaurant Locations being acquired by Licensee under (and as defined in) the Purchase Agreement and all other present and future restaurant locations and restaurant- or food-related facilities of Licensee(including restaurant and food-related businesses and operations of Licensee presently being operated under the Bickford's(R) or Howard Johnson's(R) names and marks).

      (c) Licensee shall have the right to develop and use new composite marks, slogans,logotypes, designs, colors and trade dress incorporating any of the Marks, and the foregoing shall be referred to herein collectively as the "New Marks." Licensee will notify Licensor of each New Mark. Licensor may in its sole discretion register each New Mark in Licensor's name at Licensee's direction (provided that if Licensee undertakes to bear the expense of such registration and the maintenance thereof, then Licensor shall not unreasonably refuse to effect such registration), and each New Mark shall be automatically considered a "Mark"under this Agreement. If Licensee develops and uses any marks, logotypes, designs, colors or trade dress in connection with the Licensed Goods/Services which do not incorporate a Mark, Licensee will own such marks, logotypes, designs, colors or trade dress (as the case may be) and may register them in its own name, and none of them will be considered"Marks" under this Agreement.

2. Quality Control. The Marks may be used in connection with Licensed Goods/Services the general level of quality of which are not materially and consistently below the general level of quality of similar goods and services of Licensee in the same price category and geographic market. Licensee shall be responsible for monitoring such quality and for reporting any material deficiencies to Licensor. In addition, Licensee shall submit to Licensor, upon Licensor's written request (not more frequently than annually)representative samples of menus and advertising or promotional material bearing the Marks and used in connection with the Licensed Goods/Services. Notwithstanding the foregoing,Licensor may patronize Licensee's premises to evaluate and monitor the quality of the Licensed Goods/Services.

3.    Ownership and Maintenance of Marks; Infringement Claims.

      (a) Licensee acknowledges that the ownership of all right, title and interest in the Marks is and shall remain solely vested in Licensor, and Licensee agrees that all of its use of the Marks shall inure to the exclusive benefit of Licensor for all purposes.

      (b) Licensee shall have the right, at its expense, to register in Licensor's name various forms of the Marks (including, without limitation, the currently unregistered Marks)for any of the Licensed Goods/Services with the U.S. Patent and Trademark Office, any state trademark office or any similar office outside the United States (but with respect to North America). Licensor shall fully cooperate with such efforts by Licensee and shall execute and deliver any documents that Licensee may deem necessary or desirable to effect such registrations. Licensee shall at its expense maintain all existing U.S. trademark registrations of the Marks.

      (c) If either party becomes aware of (i) any unauthorized use or infringement by any third party of any Mark or (ii) any assertion by any third party that Licensee's use of any Mark constitutes trademark, service mark, trade dress or trade name infringement, unfair competition or any other tortious act, it shall promptly notify the other party of such infringement or assertion. Subject to the provisions of Section 15 of the Purchase Agreement (which shall control in the event of a conflict with any of the following provisions): (x) Licensor may in its discretion defend any legal action with regard to any Mark, and in such event Licensee shall have the right to participate in such defense undertaken by Licensor; and (y) in the event Licensor fails to exercise its right to defend any such legal action Licensee may in its discretion defend the same. Licensor may in its discretion prosecute claims of infringement against third parties that relate to the use of any Mark on or in connection with goods and services other than any of the Licensed Goods/Services. In the event that Licensor chooses not to prosecute any such claim, it shall promptly notify Licensee of such decision, and Licensee shall have the right to prosecute such claim. Licensee may in its discretion prosecute claims of infringement against third parties that relate to use of any Mark on or in connection with any of the Licensed Goods/Services. In the event that Licensee prosecutes any such legal action, Licensor shall cooperate fully with Licensee in such prosecution or defense (as the case may be), provided that Licensee reimburses Licensor for all of its reasonable out-of-pocket expenses incurred in connection with such cooperation. Licensee shall retain all amounts recovered, whether by judgment, award, settlement or otherwise, in any suit commenced and maintained to its conclusion by Licensee.

4. Exclusivity. Licensor agrees that during the term of this Agreement [(and except as otherwise permitted under Section 7 hereof)]<FN2>, it shall not, and that it shall use its best

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<FN2>  To be included only if one or more Restaurant Locations are excluded from the Overall Transaction.
efforts to cause each of its directors, officers, employees, stockholders and Affiliates (as defined in Section 6 hereof) to not, use, exploit, apply or take any other action with respect to any Mark on or in connection with the goods and services of any Relevant Business.

5.    Term and Termination.

      (a) This Agreement shall have an initial term of 40 years commencing on the date of this Agreement. After the expiration of the initial forty-year term, this Agreement shall be automatically renewed for successive 10-year terms unless: (i) Licensee shall have given Licensor written notice of termination at least 180 days prior to the end-date of the then current term, or (ii)(x) Licensor shall have previously given written notice that Licensee is failing to comply with the quality control standards set forth in Section 2 hereof with respect to one or more of the Licensed Goods/Services (and providing reasonable details as to the factual basis of such assertion), and (y) such non-compliance is not cured by Licensee on or prior to the end-date of the then current term, it being understood and agreed, however,that any such termination by Licensor hereunder shall only be with respect to any Licensed Goods/Services that remains in such non-compliance.

      (b) This Agreement may be terminated at any time upon the mutual agreement of the parties hereto.

6. Assignment; Sublicensing. Licensee may: (a) with prior written notice to Licensor,assign or sublicense all or any part of its rights and obligations under this Agreement to an Affiliate of Licensee or to any successor to all or any part of the Licensee's Relevant Business, and (b) with the prior written consent of Licensor, not to be unreasonably withheld or delayed, assign or sublicense to any third party all or any part of its rights or duties under this Agreement. For purposes of this Agreement, an "Affiliate" is any entity that controls, is controlled by, or is under common control with, Licensee. Either party may freely grant a security interest in its rights and obligations hereunder.

7. [Licensor Restaurants. Notwithstanding anything to the contrary set forth herein,Licensor (and its directors, officers, employees, stockholders and Affiliates) shall be free to use, exploit and apply the Marks in connection with the restaurant and other food-related business and/or operations of the Restaurant Locations described in Annex 1 attached hereto.

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8.<FN3> Miscellaneous.

      (a) Any notice or consent required to be given under this Agreement shall be in writing and shall be deemed given if personally delivered, sent by facsimile transmission with confirmation of receipt, sent by overnight courier, or sent by first class mail to the parties at the following addresses:

           If to Licensor:

                      Abdow Corporation
                      595 Cottage Street
                      P.O. Box 329
                      Springfield, MA  01101-0329
                      FAX: (413) 733-9582
                      Attention: Ronald J. Abdow

           If to Licensee:

                      ELXSI d/b/a Bickford's Family Restaurants
                      1330 Soldier's Field Road
                      Boston, MA  02135
                      FAX: (617) 783-2554
                      Attention: Daniel E. Bloodwell

or to such other addresses as each party may designate in writing from time to time.

      (b) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, may be amended or modified only by a writing executed by all parties, and shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

      (c) This Agreement [together with its Annex]<FN4> sets forth all of the promises and undertakings between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, express or implied, oral or written with respect to the subject matter hereof.





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<FN3>  To be included only if one or more Restaurant Locations are excluded from the Overall Transaction.

<FN4>  To be included only if one or more Restaurant Locations are excluded from the Overall Transaction.

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           IN WITNESS WHEREOF, the parties hereto have executed
this Agreement on the date and year first above written.

                                Licensor:

                                      ABDOW CORPORATION



                                      By:________________________
                                         Name:
                                         Title:

                                Licensee:

                                      ELXSI



                                      By:________________________
                                         Name:
                                         Title:

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                                                    [Annex 1
                                                 (to Trademark
                                               License Agreement)



                Licensor's Abdow's Restaurant(s)

          [Identify "kicked-out" restaurants, if any]]